Exhibit 107.1

Calculation of Filing Fee Table

424H

(Form Type)

American Express Receivables Financing Corporation III LLC (Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Asset-Backed Certificates	457(s)	$6,000,000,000	100%	$6,000,000,000(2)	$138.10 per million	$828,600.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$6,000,000,000		$828,600.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$535,850.00 (3)
	Net Fee Due							$292,750.00

(1)       The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the registration statement on Form SF-3 of which this prospectus forms a part (File Nos. 333-288939 and 333-288939-01), which became effective on December 9, 2025 (as amended, the “Registration Statement”).

(2)       Estimated solely for the purposes of calculating the registration fee.

(3)       The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-263871 and 333-263871-01), which became effective on August 2, 2022 (as amended, the “Prior Registration Statement”). Registration fees were previously paid in connection with the applicable preliminary prospectuses identified in Table 2 and filed by the depositor pursuant to Rule 424(h) under the Prior Registration Statement on May 1, 2025 and July 10, 2025 (collectively, the “Previous Rule 424(h) Filings”). Of those registration fees, $153,100.00 is attributable to the unsold Asset-Backed Securities related to the May 1, 2025 filing and $382,750.00 is attributable to the unsold Asset-Backed Securities related to the July 10, 2025 filing. At the current fee rate of $138.10 per million, those amounts correspond, in the aggregate, to $3,880,159,304.85 of Asset-Backed Securities that remain unsold following completion of the related offerings (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, an aggregate of $535,850.00 of such previously paid registration fees is being applied as an offset against the registration fee due in connection with the total offering amount shown in Table 1.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)

Fee Offset Claims	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01	May 1, 2025		$153,100.00	Asset-Backed Securities	Asset-Backed Certificates	$1,108,616,944.24	$1,108,616,944.24
Fee Offset Sources	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01		May 1, 2025						$214,340.00
Fee Offset Claims	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01	July 10, 2025		$382,750.00	Asset-Backed Securities	Asset-Backed Certificates	$2,771,542,360.61	$2,771,542,360.61
Fee Offset Sources	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 333-263871-01		July 10, 2025						$382,750.00

(4)       The Registrant has completed the offerings related to the Previous Rule 424(h) Filings.